                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  May 28, 1996



                           STUDIO PLUS HOTELS, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          VIRGINIA                       0-25340                  61-1273532
- -----------------------------     ---------------------      -------------------
      (State or Other             (Commission File No.)       (I.R.S. Employer
Jurisdiction of Incorporation                                Identification No.)

           1999 Richmond Road
              Suite Four
           Lexington, Kentucky                                     40502
- ----------------------------------------                   ---------------------
(Address of Principal Executive Offices)                         (Zip Code)




       Registrant's Telephone Number, Including Area Code: (606) 269-1999


                                      N/A
- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEMS 5.  OTHER EVENTS

     The 1996 annual meeting of shareholders (the "Annual Meeting") of Studio Plus Hotels, Inc. (the "Company") was held on Tuesday, May 28, 1996 for the shareholders to take action on the following proposals: (i) to elect Warren W. Rosenthal and Daniel W. Daniele as Class I Directors, each to serve until the 1999 annual meeting of shareholders or until his successor is duly elected and qualified ("Proposal One") and (ii) to consider and vote upon a proposal to amend the Company's 1995 Stock Incentive Plan (the "1995 Plan") to increase the maximum aggregate number of shares of Common Stock issuable under the 1995 Plan from 500,000 to 835,000 shares ("Proposal Two"). The proposed amendment to the 1995 Plan was approved by the Board of Directors on February 27, 1996.

     A total of 4,135,227 shares, or 80.8% of the Company's outstanding common stock entitled to vote at the meeting, was present, in person or by proxy, at the Annual Meeting. With respect to Proposal One, a plurality of the votes cast in favor of each nominee was required for election of the nominees as director. Messrs. Rosenthal and Daniele each received a plurality of the votes, and each was elected as a Class I Director. With respect to Proposal Two, approval of the proposal required the votes cast in favor of such proposal to exceed the votes cast in opposition to such proposal. Proposal Two received the required approval of the shareholders.

     The breakdown of the votes cast on each proposal follows:


                                        WITHHELD/                  BROKER
                            FOR          AGAINST     ABSTAIN      NON-VOTES
                         ---------      ---------    -------      ---------
Proposal One
  (a) Mr. Rosenthal      4,131,957         3,270        N/A          N/A
  (b) Mr. Daniele        4,134,077         1,150        N/A          N/A

Proposal Two             3,363,758       237,185      2,550


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STUDIO PLUS HOTELS, INC.



June 13, 1996                          /s/  William E. Anderson
                                       -----------------------------
                                            William E. Anderson
                                         Executive Vice President,
                                       Secretary and General Counsel